Exhibit 10.1

EXECUTION COPY

Voting Agreement

This VOTING AGREEMENT (this “Agreement”), dated as of January 8, 2010, by and among Hillenbrand, Inc., an Indiana corporation (“Parent”), Krusher Acquisition Corp., a New Jersey corporation and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), and each of the Persons listed on Annex I hereto (each, a “Shareholder”).  Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement and Plan of Merger dated as of the date of this Agreement (the “Merger Agreement”) by and among Parent, Merger Sub and Krusher, a New Jersey corporation (the “Company”).

Recitals

WHEREAS, as of the date hereof, each Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Shares set forth opposite such Shareholder’s name under the heading “Shares Beneficially Owned” on Annex I (all such beneficially owned Shares which are outstanding as of the date hereof and which may hereafter be acquired pursuant to acquisition by purchase, stock dividend, distribution, stock split, split-up, combination, merger, consolidation, reorganization, recapitalization, combination or similar transaction, being referred to herein as the “Subject Shares;” provided that “Subject Shares” shall not include (i) Shares beneficially owned in the form of Company Options or Company RSUs, but only to the extent such Shares remain unexercised or unvested, as the case may be or (ii) those Shares specifically identified on Annex I as “Excluded Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into the Merger Agreement, a copy of which has been made available to each Shareholder, which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth therein; and

WHEREAS, as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that each Shareholder, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, each Shareholder has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENTS OF EACH SHAREHOLDER

1.1           Voting of Subject Shares.  Each Shareholder irrevocably and unconditionally agrees that such Shareholder shall, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Shares, however called (each, a “Company Shareholders Meeting”):

(a)         be present, in person or represented by proxy, or otherwise cause such Shareholder’s Subject Shares to be counted for purposes of determining the presence of a quorum at such meeting (to the fullest extent that such Subject Shares may be counted for quorum purposes under applicable Law); and

(b)         vote (or cause to be voted) with respect to all such Shareholder’s Subject Shares to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote:

(i)      in favor of (1) the approval of the Merger Agreement, (2) without limitation of the preceding clause (1), the approval of any proposal to adjourn or postpone the Company Shareholders Meeting to a later date if there are not sufficient votes for approval of the Merger Agreement on the date on which the Company Shareholders Meeting is held and (3) any other matter necessary for consummation of the transactions contemplated by the Merger Agreement, which is considered at any such Company Shareholders Meeting; and

(ii)                 against (1) any action (including any amendment to the Company’s certificate of incorporation or bylaws, as in effect on the date hereof), agreement or transaction that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, nullify, prevent, delay or adversely affect, in each case in any material respect, the consummation of the transactions contemplated by the Merger Agreement, (2) any Takeover Proposal and any action in furtherance of any Takeover Proposal, (3) any merger, acquisition, sale, consolidation, reorganization, recapitalization, extraordinary dividend, dissolution, liquidation or winding up of or by the Company, or any other extraordinary transaction involving the Company (other than the Merger), (4) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach, in any material respect, of any covenant, representation or warranty or any other obligation or agreement of such Shareholder under this Agreement and (5) any other action, proposal, transaction or agreement that would reasonably be expected to result in the failure of any condition to the Merger to be satisfied.

1.2           No Proxies for or Liens on Subject Shares.

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(a)         Except as provided hereunder, during the term of this Agreement, each Shareholder shall not (nor permit any Person under such Shareholder’s control to), directly or indirectly, (i) grant any proxies, powers of attorney, rights of first offer or refusal, or enter into any voting trust or voting agreement or arrangement with respect to any of such Shareholder’s Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) (each, a “Transfer”) any of such Shareholder’s Subject Shares, (iii) otherwise permit any Liens to be created on any of such Shareholder’s Subject Shares or (iv) enter into any Contract with respect to the direct or indirect Transfer of any of such Shareholder’s Subject Shares.  No Shareholder shall, and shall not permit any Person under such Shareholder’s control or any of such Shareholder’s or such Person’s respective representatives to, seek or solicit any such Transfer or any such Contract.  Without limiting the foregoing, each Shareholder shall not take any other action that would in any way restrict, limit or interfere in any material respect with the performance of such Shareholder’s obligations hereunder or the transactions contemplated by the Merger Agreement.

(b)         Notwithstanding the foregoing, each Shareholder shall have the right to Transfer all or any portion of his, her or its Subject Shares to a Permitted Transferee of such Shareholder if and only if such Permitted Transferee shall have agreed in writing, in a manner reasonably acceptable in form and substance to Parent, (i) to accept such Subject Shares subject to the terms and conditions of this Agreement and (ii) to be bound by this Agreement and to agree and acknowledge that such Person shall constitute a Shareholder for all purposes of this Agreement.  “Permitted Transferee” means, with respect to any Shareholder, (A) any other Shareholder, (B) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of such Shareholder, (C) any trust, the trustees of which include only the Persons named in clauses (A) or (B) and the beneficiaries of which include only the Persons named in clauses (A) or (B), or (D) if such Shareholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust.

(c)         Each Shareholder hereby authorizes Parent and Merger Sub to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement.

1.3           Documentation and Information.  Each Shareholder (a) consents to and authorizes the publication and disclosure by Parent of such Shareholder’s identity and holdings of Subject Shares, the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement and any other information, in each case, that Parent reasonably determines is required to be disclosed by applicable Law in any press release or any other disclosure document in connection with the Merger and the transactions contemplated by the Merger Agreement and (b) agrees to promptly give to Parent any information it may reasonably require for the preparation of any such disclosure documents.  Each Shareholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by such Shareholder

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specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

1.4           Irrevocable Proxy.  Each Shareholder hereby revokes (or agrees to cause to be revoked) any proxies that such Shareholder has heretofore granted with respect to such Shareholder’s Subject Shares.  Each Shareholder hereby irrevocably appoints Parent, and any individual designated in writing by Parent, and each of them individually, as attorney-in-fact and proxy for and on behalf of such Shareholder, for and in the name, place and stead of such Shareholder, to: (a) attend any and all Company Shareholders Meetings, (b) vote, express consent or dissent or issue instructions to the record holder to vote such Shareholder’s Subject Shares in accordance with the provisions of Section 1.1 at any and all Company Shareholders Meetings or in connection with any action sought to be taken by written consent of the shareholders of the Company without a meeting and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all Company Shareholders Meetings or in connection with any action sought to be taken by written consent without a meeting.  Parent (or its designee) agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement.  The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Shareholder, as applicable) until the termination of the Merger Agreement and shall not be terminated by operation of Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2.  Each Shareholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the secretary of the Company.  Each Shareholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with and granted in consideration of and as an inducement to Parent and Merger Sub to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Shareholder under Section 1.1.

1.5           Notices of Certain Events.  Each Shareholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of such Shareholder set forth in Article II.

1.6           No Solicitations; Other Offers.  Each Shareholder agrees to comply with the obligations imposed on the Company’s Representatives pursuant to Section 5.3 of the Merger Agreement as if a party thereto.

1.7           Further Assurances.  Each Shareholder agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments as Parent or Merger Sub shall reasonably request and use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER

Each Shareholder hereby, severally and not jointly, represents and warrants to Parent and Merger Sub only as to himself, herself or itself (as the case may be) as follows:

2.1           Organization.  Such Shareholder, if not an individual, is a trust, duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization.  Such Shareholder, if an individual, is a resident of the state set forth below such Shareholder’s signature on the signature page hereto.

2.2           Authorization.  If such Shareholder is not an individual, it has full trust power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If such Shareholder is an individual, he or she has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder.  If such Shareholder is not an individual, the execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder.

2.3           Due Execution and Delivery; Binding Agreement.  This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and legally binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law).  If such Shareholder is married and any of the Subject Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, such Shareholder’s spouse, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law).  If such Shareholder is an individual, such Shareholder has not executed this Agreement within the state of New York.

2.4           No Violation.

(a)         The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of such Shareholder’s obligations hereunder will not, (i) if such Shareholder is not an individual, contravene, conflict with, or result in any violation or breach of any provision of its organizational documents, (ii) assuming compliance with Section 2.4(b), contravene, conflict with or result in a violation nor breach of any provision of applicable Law or Order of any Governmental Entity with competent jurisdiction or (iii) constitute a default, or an event that, with or without notice or lapse of time or both, could become a default, under, or cause or permit the termination, cancellation, acceleration or other

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change of any right or obligation or the loss of any benefit which such Shareholder is entitled under any provision of any Contract binding upon such Shareholder.

(b)         No consent, approval, order, authorization or permit of, or registration, declaration or filing with or notification to, any Governmental Entity or any other Person is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement by such Shareholder or the performance by such Shareholder of his, her or its obligations hereunder, except for the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

2.5           Ownership of Subject Shares.  As of the date hereof, such Shareholder is, and (except with respect to any Subject Shares Transferred in accordance with Section 1.2 hereof) at all times during the term of this Agreement will be, the beneficial owner of, and has, and will have, good and marketable title to, such Shareholder’s Subject Shares with no restrictions on such Shareholder’s rights of disposition pertaining thereto, except as may be otherwise set forth on Annex I hereto.  Other than as provided in this Agreement or as set forth on Annex I hereto, such Shareholder has, and (except with respect to any Subject Shares Transferred in accordance with Section 1.2 hereof) at all times during the term of this Agreement will have, with respect to such Shareholder’s Subject Shares, the sole power, directly or indirectly, to vote, dispose of, exercise and convert, as applicable, such Subject Shares, and to demand or waive any appraisal rights or issue instructions pertaining to such Subject Shares with respect to the matters set forth in this Agreement, in each case with no limitations, qualifications or restrictions on such rights, and, as such, has, and (except with respect to any Subject Shares Transferred in accordance with Section 1.2 hereof) at all times during the term of this Agreement will have, the complete and exclusive power to, directly or indirectly (a) issue (or cause the issuance of) instructions with respect to the matters set forth in Section 1.4 hereof  and (b) agree to all matters set forth in this Agreement.  Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition) or as set forth on Annex I hereto, the number of Shares set forth on Annex I opposite the name of such Shareholder are the only Shares beneficially owned by such Shareholder as of the date of this Agreement.  Other than the Subject Shares and any Shares that are the subject of unexercised Company Stock Options and any Company RSUs held by such Shareholder (the number of which is set forth opposite the name of such Shareholder on Annex I) or as set forth on Annex I hereto, such Shareholder does not own any Shares or any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no interest in or voting rights with respect to any securities of the Company.  Except as may be required pursuant to award agreements relating to Unvested Restricted Stock, there are no agreements or arrangements of any kind, contingent or otherwise, to which such Shareholder is a party obligating such Shareholder to Transfer or cause to be Transferred, any of such Shareholder’s Subject Shares.  No Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Shareholder’s Subject Shares.

2.6           No Other Proxies.  None of such Shareholder’s Subject Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares, except as provided hereunder.

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2.7           Absence of Litigation.  With respect to such Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Shareholder, threatened against, or otherwise affecting, such Shareholder or any of his, her or its properties or assets (including such Shareholder’s Subject Shares) that could reasonably be expected to impair in any material respect the ability of such Shareholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

2.8           Opportunity to Review; Reliance.  Such Shareholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of his, her or its own choosing.  Such Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

2.9           Finders’ Fees.  No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder in his, her or its capacity as such.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Shareholders that:

3.1           Organization.  Parent and Merger Sub are each duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

3.2           Authorization.  Each of Parent and Merger has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and Merger Sub.

3.3           Due Execution and Delivery; Binding Agreement.  This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and legally binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law).

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ARTICLE IV

MISCELLANEOUS

4.1           Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, (i) if to Parent or Merger Sub, in accordance with the provisions of the Merger Agreement and (ii) if to a Shareholder, to such Shareholder’s address or facsimile number set forth on a signature page hereto, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to each other party hereto.

4.2           Termination.  This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (i) termination of the Merger Agreement and (ii) the Effective Time.  Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 4.2 shall relieve any party for liability arising from fraud or a willful and material breach of this Agreement and (y) the provisions of this Article IV shall survive any such termination of this Agreement.

4.3           Amendments and Waivers.  Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as otherwise provided herein, the rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

4.4           Expenses.  Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring or required to incur such cost or expenses.

4.5           Binding Effect; Assignment.  The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that (a) Parent may transfer and assign it rights to one or more individuals as provided in Section 1.4 and (b) each of Parent and Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided, that such transfer or assignment shall not relieve Parent or Merger Sub of any of its obligations hereunder.

4.6           GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

(a)         This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause

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the application of the laws of any jurisdiction other than the State of New Jersey.  The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New Jersey and the Federal courts of the United States of America located in the State of New Jersey and the City of Chicago, Illinois in respect of all matters arising out of or relating to this Agreement the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in such State or Federal court.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties solely for such purpose and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.1 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b)         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.6(b).

4.7           Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts thereof signed and delivered (by telecopy or otherwise) by the other parties hereto.

4.8           Entire Agreement; Third Party Beneficiaries.  This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

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4.9           Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect.  Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

4.10           Specific Performance.  The parties hereto agree that each of Parent and Merger Sub would be irreparably damaged in the event that any Shareholder fails to perform any of his, her or its obligations under this Agreement.  Accordingly, each of Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any Shareholder and to specific performance of the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

4.11           Interpretation.  When a reference is made in this Agreement to Sections or Articles, such reference shall be to a Section or Article of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” unless otherwise specified.  The words “hereby,” “hereof,” herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “date hereof” shall refer to the date of this Agreement.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”  The term “or” shall not be deemed to be exclusive.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The words describing the singular number shall include the plural and vice versa and words denoting any gender shall include all genders.  References to a Person are also to its permitted successors and assigns.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

4.12           Capacity as Shareholder.  Each Shareholder signs this Agreement solely in such Shareholder’s capacity as a Shareholder of the Company and not in such Shareholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in such Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust.  Nothing herein shall in any way restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any

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employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

[Signature Page Next]

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IN WITNESS WHEREOF, Parent, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

Hillenbrand, Inc.

By:	/s/ Kenneth A. Camp
	Name:	Kenneth A. Camp
	Title:	President and Chief Executive Officer

Krusher Acquisition Corp.

By:	/s/ John R. Zerkle
	Name:	John R. Zerkle
	Title:	Vice President and Secretary

[Voting Agreement Signature Page]

Shareholder

/s/ Kevin C. Bowen
Name: Kevin C. Bowen
Address:

[Voting Agreement Signature Page]

Shareholder

/s/ Edward B. Cloues, II
Name: Edward B. Cloues, II
Address:

[Voting Agreement Signature Page]

Shareholder

/s/ Norman Cohen
Name: Norman Cohen
Address:

[Voting Agreement Signature Page]

Shareholder

/s/ Robert A. Engel
Name: Robert A. Engel
Address:

[Voting Agreement Signature Page]

Shareholders

/s/ Lukas Guenthardt
Name: Lukas Guenthardt
Address:

/s/ Megan C. Guenthardt
Name: Megan C. Guenthardt
Address:

[Voting Agreement Signature Page]

Shareholder

/s/ Edward T. Hurd
Name: Edward T. Hurd
Address:

[Voting Agreement Signature Page]

Shareholder

/s/ Donald W. Melchiorre
Name: Donald W. Melchiorre
Address:

[Voting Agreement Signature Page]

Shareholder

/s/ Richard J. Pinola
Name: Richard J. Pinola
Address:

[Voting Agreement Signature Page]

Shareholder

/s/ Robert E. Wisniewski
Name: Robert E. Wisniewski
Address:

[Voting Agreement Signature Page]

Annex I

Shareholder	Shares Beneficially Owned	Subject Shares Outstanding as of January 8, 2010	Company Stock Options1	Company RSUs1	Excluded Shares
Kevin C. Bowen	30,095	19,095	10,000	1,000
Edward B. Cloues, II	248,487	213,287	10,000	2,000	23,3002
Norman Cohen	4,469	2,469	2,000
Robert A. Engel	12,500	6,500	6,000
Lukas Guenthardt	37,355	17,3553	19,000	1,000
Edward T. Hurd	3,500	3,500
Donald W. Melchiorre	5,500	4,500		1,000
Richard J. Pinola	18,314	12,314	6,000
Robert E. Wisniewski	3,500	2,500		1,000

1 The Shares underlying Company Stock Options and Company RSUs are included in the “Shares Beneficially Owned” column.

2 Mr. Cloues has shared power to vote or direct the vote, and to dispose or direct the disposition, of 23,200 Shares that he indirectly beneficially owns pursuant to powers of attorney granted to him by each of Mrs. Jeanette C. Cloues and Mrs. Jan W. Beebe.  Also includes 100 Shares Mr. Cloues intends to transfer to Upper Dublin Lutheran Church.

3 Mr. Guenthardt shares investment and voting power with his wife, Megan C. Guenthardt, for 11,797 Shares.